Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Rick Moberg
Aware, Inc.
781-276-4000

Aware, Inc. Reports First Quarter 2013
Financial Results

BEDFORD, MASS. – April 23, 2013 – Aware, Inc. (NASDAQ: AWRE), a leading supplier of biometrics software and services and DSL service assurance software products, today reported financial results for its first quarter ended March 31, 2013.

Revenue for the first quarter of 2013 was $5.6 million, an increase of 15% compared to $4.9 million in the same quarter last year. Operating income before patent related income in the first quarter of 2013 was $2.0 million compared to $1.0 million in the first quarter of 2012.

Net income for the first quarter of 2013 was $1.9 million, or $0.08 per diluted share, which compares to net income of $1.1 million, or $0.05 per diluted share, for the same period a year ago.

Additional information regarding first quarter 2013 results is as follows:

•
The improvement in operating income before patent related income this year versus last year was primarily due to increased profitability in our biometrics and imaging business and lower general and administrative expenses.

•
Net income in the first quarter of 2013 included income from a patent arrangement of $0.8 million. This income relates to an agreement we entered into several years ago with an unaffiliated third party under which we assigned patents in return for royalties on proceeds from its patent monetization efforts. We are unable to predict how much more income we might receive from this arrangement, if any, because we do not know whether any patent monetization efforts by the third party will be successful.

Aware, Inc.  •  40 Middlesex Turnpike  •  Bedford, MA  USA  01730-1432
Tel: (781) 276-4000  •  Fax: (781) 276-4001  •  E-mail: IR@aware.com

Aware, Inc. Reports First Quarter 2013 Financial Results	Page 2

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Income tax expense for the first quarter of 2013 was $1.0 million versus $2,000 in the prior year quarter.   Income tax expense this year was based on the U.S. statutory rate of 34%, increased by state income taxes.  Income tax expense in the first quarter of 2012 was offset by the reversal of the valuation allowance on deferred tax assets, which reduced our tax expense to zero, except for $2,000 of state excise taxes.

Rick Moberg, Aware’s co-chief executive officer and chief financial officer, said, “Our strong operating results this quarter were driven by record revenue and profitability in our biometrics and imaging business. Biometrics revenue growth was primarily the result of a large sale to a government agency, solid international sales, and sales of licenses to OEM customers. G&A expenses benefitted from lower patent related expenses as a result of our 2012 patent sales.”

About Aware
Aware is a leading software and technology supplier for the biometrics, telecommunications, and healthcare industries. Aware's biometrics software products and services are provided to solution vendors and system integrators for use by government agencies towards applications including border management, secure credentials, law enforcement, and national defense. Aware’s DSL Service Assurance Group offers test and diagnostics software products that enable broadband service providers to manage their DSL networks. Aware also provides standards-based medical imaging software products to the healthcare industry.  Aware is a publicly held company (Nasdaq: AWRE) based in Bedford, Massachusetts. www.aware.com

Safe Harbor Warning
Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings, and the growth of the DSL service assurance and biometrics markets. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements.

General factors include, but are not limited to: our quarterly results are unpredictable and may fluctuate significantly; our business is subject to rapid technological change; we face intense competition from a wide range of competitors; our intellectual property is subject to limited protection; our business may be affected by our use of open source software; our business may be affected by government regulations; adverse economic conditions; and our ability to obtain or enforce patents could be affected by new laws, regulations or rules. DSL service assurance factors include, but are not limited to: our DSL service assurance product line depends upon a limited number of customers; our DSL service assurance software products face intense competition; and our DSL service assurance software products could have quality problems. Biometric factors include, but are not limited to: market acceptance of our biometric technologies and products; changes in contracting practices of government or law enforcement agencies; the failure of the biometrics market to experience continued growth; announcements or introductions of new technologies or products by our competitors; failures or problems in our biometric software products; delays in the adoption of new industry biometric standards; growth of proprietary biometric systems which do not conform to industry standards; our ability to sell services contracts in a manner that is consistent with our business model; our ability to deliver services contract milestones; and our dependence on third party contractors and consultants to deliver certain services contract milestones.

Aware, Inc. Reports First Quarter 2013 Financial Results	Page 3

We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our annual report on Form 10-K for the fiscal year ended December 31, 2012 and other reports and filings made with the Securities and Exchange Commission.

Aware is a trademark or registered trademark of Aware, Inc.
Any other trademarks appearing herein are the property of their respective owners.

Aware, Inc. Reports First Quarter 2013 Financial Results	Page 4

AWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
 (unaudited)

	Three Months Ended March 31,
	2013	2012
Revenue:
Software licenses	$3,808	$2,839
Software maintenance	1,041	881
Services	476	693
Royalties	291	491
Total revenue	5,616	4,904

Costs and expenses:
Cost of services	221	356
Research and development	1,557	1,436
Selling and marketing	1,095	1,079
General and administrative	731	985
Total costs and expenses	3,604	3,856

Operating income before patent related income	2,012	1,048
Income from patent arrangement	780	-
Operating income after patent related income	2,792	1,048
Other income	-	26
Interest income	82	52
Income from continuing operations before income taxes	2,874	1,126
Provision for income taxes	1,017	2
Income from continuing operations	1,857	1,124
Loss from discontinued operations, net of income taxes	-	(6)

Net income	$1,857	$1,118

Basic net income per share:
Basic net income per share from continuing operations	$0.08	$0.05
Basic net loss per share from discontinued operations	0.00	(0.00)
Basic net income per share	$0.08	$0.05

Diluted net income per share:
Diluted net income per share from continuing operations	$0.08	$0.05
Diluted net loss per share from discontinued operations	0.00	(0.00)
Diluted net income per share	$0.08	$0.05

Weighted-average shares – basic	22,511	20,724
Weighted-average shares - diluted	22,564	20,928

Aware, Inc. Reports First Quarter 2013 Financial Results	Page 5

AWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	March 31, 2013	December 31, 2012
ASSETS
Cash and investments	$74,570	$73,084
Accounts receivable, net	5,829	4,578
Property and equipment, net	5,867	5,904
Deferred tax assets	1,610	1,760
Other assets, net	568	528

Total assets	$88,444	$85,854

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$3,480	$3,639
Long-term deferred revenue	285	319
Total stockholders’ equity	84,679	81,896

Total liabilities and stockholders’ equity	$88,444	$85,854

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Aware, Inc.  •  40 Middlesex Turnpike  •  Bedford, MA  USA  01730-1432
Tel: (781) 276-4000  •  Fax: (781) 276-4001  •  E-mail: IR@aware.com